                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       First National of Nebraska, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                       FIRST NATIONAL OF NEBRASKA, INC.

                           One First National Center
                             Omaha, Nebraska 68102

                                                   Date of Mailing: May 16, 1997




                                PROXY STATEMENT


         The annual meeting of the shareholders of First National of Nebraska, Inc. (the "Company") will be held on Wednesday, June 18, 1997 at 3:00 p.m. at the First National Bank of Omaha, Fourth Floor, One First National Center, Omaha, Nebraska. At the annual meeting, shareholders will (i) elect directors
(ii) vote on the adoption of Amended and Restated Articles of Incorporation for the Company (the "Amended Articles") and (iii) vote on the adoption of the Amended and Restated Bylaws of the Company (the "Amended Bylaws").

         This proxy statement is furnished in connection with the solicitation by the Company of proxies in the accompanying form. You are requested to complete, sign, date and return the enclosed proxy card in order to ensure that your shares are voted. A shareholder giving a proxy may revoke it at any time before it is exercised at the annual meeting. Each proxy signed, dated and returned will be voted "FOR" each of the nominees for the Board of Directors and "FOR" the adoption of the Amended Articles and the Amended Bylaws, unless contrary instructions are given. If instructions are given, the proxy will be voted in accordance with those instructions. Only shareholders of record at the close of business on May 12, 1997 will be entitled to notice of the annual meeting and to vote thereat or any adjournment thereof.



                             ELECTION OF DIRECTORS

         On April 28, 1997, the Board of Directors adopted and approved the Amended Articles and Amended Bylaws. Among other things, the Amended Articles and Amended Bylaws increase the number of directors from three to eight and create three classes of directors having terms ending in different years. The adoption of the Amended Articles and Amended Bylaws is subject to the approval of the shareholders of the Company. See "AMENDMENT OF ARTICLES OF INCORPORATION AND BYLAWS". Accordingly, the increase in the number of directors and the nominations of the persons to fill the additional positions on the Board of Directors are conditioned on the approval of the Amended Articles and Amended Bylaws by the shareholders. The following persons have been nominated to serve as directors of the Company for the terms ending on the dates of the annual meeting of shareholders to be held in the years set forth opposite their respective names and until their respective successors are duly elected and qualified. However, if the shareholders do not approve the Amended Articles and Amended Bylaws, then only Bruce R. Lauritzen, J. William Henry and Dennis A. O'Neal are nominated to serve as directors for a term ending at the 1998 annual meeting of shareholders and until their respective successors are duly elected and qualified.

     Unless contrary instructions are given, it is intended that shares represented by the proxies will be voted in favor of the election of each nominee. Each nominee has held the position listed under principal occupation for at least the past five years unless otherwise indicated.

         NOMINEE                  AGE      PRINCIPAL OCCUPATION              TERM ENDING
         -------                  ---      --------------------              -----------
     F. Phillips Giltner           72  Chairman of the Board of                  1999
                                       Directors, Secretary,
                                       Member of the Executive
                                       Committee and Director
                                       of the Company; Chairman of the
                                       Board of Directors, Member of the
                                       Executive Committee and Director of
                                       First National Bank of Omaha
                                       (the "Bank")

     Bruce R. Lauritzen*           53  President, Treasurer, Member of           1998
                                       the Executive Committee and
                                       Director of the Company;
                                       President, Member of Executive
                                       Committee and Director of the
                                       Bank


     Elias J. Eliopoulos           52  Executive Vice President and              2000
                                       Director of the Bank-1993 to
                                       present, Senior Vice President of the
                                       Bank-1983 to 1993

     J. William Henry              54  Executive Vice President and              1999
                                       Director of the Bank

     Dennis A. O'Neal              56  Executive Vice President and              2000
                                       Director of the Bank

     Charles R. Walker             48  Executive Vice President and              1998
                                       Director of the Bank

     Margaret M. Lauritzen         29  Director, Washington County               2000
                                       Bank, Blair, Nebraska and
                                       Senior Commercial Credit
                                       Analyst of the Bank-present,
                                       Commercial Credit Analyst of
                                       the Bank-1996, Management
                                       Trainee of the Bank-1995,
                                       Employee of Aspen Skiing
                                       Corporation - 1990 to 1994


     Daniel K. O'Neill             43  Executive Vice President of               1999
                                       Lauritzen Corporation
                                       President of Financial
                                       Service Company

_____________
*Mr. Lauritzen is an owner of more than 5% of the common stock of the Company. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT". Bruce R. Lauritzen is the father of Margaret M. Lauritzen.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

               AMENDMENT OF ARTICLES OF INCORPORATION AND BYLAWS

     On April 28, 1997, the Board of Directors adopted and approved Amended and Restated Articles of Incorporation for the Company (the "Amended Articles") and Amended and Restated Bylaws for the Company (the "Amended Bylaws"). The full texts of the Amended Articles and the Amended Bylaws, both of which have been marked to show the changes from the existing Articles of Incorporation and existing Bylaws are attached as Exhibits A and B to this Proxy Statement. The principal changes effected by the Amended Articles and Amended Bylaws are:

          (i) to increase the number of directors on the Board of Directors from three to eight and to allow the number of directors to be set from three to nine by resolution of the Board of Directors;

          (ii) to create three classes of directors having terms ending in different years;

          (iii) to provide that procedures to be followed with respect to contracts or transactions between the Company and a director or officer comply with the provisions of the recent amendments to the Nebraska Business Corporation Act (the "Nebraska Act");

          (iv) to limit the liability of directors and to cause the Company to indemnify directors and officers to the full extent provided for under the Nebraska Act;

          (v) to clarify that nominations for directors may be made by the Executive Committee and by the shareholders;

          (vi) to streamline the manners in which the Board of Directors and Executive Committee may take action;

          (vii) to allow the Board of Directors to determine members of the Executive Committee; and

          (viii) to allow the Board of Directors to amend the Bylaws of the Company without the need for shareholder consent.

     Increase the Number of Directors. Article II of the existing Bylaws provides that there shall be three, and only three, directors of the Corporation and that shareholders may change the number of directors at an annual or special meeting. The Amended Articles and Amended Bylaws provide that the Board of Directors may consist of from three to nine members and establishes the initial number of directors at eight. Thereafter, the Board may establish the number of directors making up the full Board of Directors without further amendment to the Articles of Incorporation or Bylaws or action by the shareholders. The purpose of these provisions of the Amended Articles and Amended Bylaws is to increase the number of directors so that the Company may retain additional directors whose skills and experience will benefit the Company and the conduct and operation of the Board of Directors. In addition, by giving the Board of Directors the ability to set the number of directors making up the Board, the Amended Articles and Amended Bylaws avoid subjecting the Company to the expense and effort required to call and conduct a meeting of the shareholders each time the Company wishes to change the size of the Board of Directors.

     The increase in the number of directors will effect the voting power of shareholders exercising their right of cumulative voting under Nebraska law at the annual meeting. By increasing the number of directors from three to eight, a fewer number of votes are required to be cumulated in order to place a particular nominee on the Board. With eight directors, a shareholder owning only 38,530 shares would be capable of electing one person as a director of the Company, assuming that all outstanding shares of the Company's common stock were cumulated and voted. By contrast, with only three directors, a shareholder would need to own 86,692 shares in order to elect one person as a director of the Company, assuming that all outstanding shares of the Company's common stock were cumulated and voted. However, because of the proposed classification of the Board of Directors (discussed below), the effect of the larger Board on the voting power of shareholders exercising cumulative voting rights will be negated for all years after 1997. See "Classified Board."

     Classified Board. The Amended Articles and Amended Bylaws provide that the Board of Directors shall be divided into three classes, designated Classes I, II and III, which shall be as nearly equal in number as possible. Directors of Class I shall be elected to hold office for a term expiring at the annual meeting of shareholders to be held in 1998, directors of Class II shall be elected to hold office for a term expiring at the annual meeting of shareholders to be held in 1999 and directors of Class III shall be elected to hold office for a term expiring at the annual meeting of shareholders to be held in 2000. At each succeeding annual meeting of shareholders following such initial classification and election, the respective successors of each class shall be elected for three-year terms.

     The creation of a classified board is designed to promote continuity and stability in the leadership and policies of the Company and thereby facilitate long-range planning for the Company's business and to have a positive effect on employee loyalty and customer confidence, which are important factors to the success of the Company's business. These changes are also expected to discourage certain types of tactics which could involve actual or threatened changes in control that are not in the best interest of all shareholders.

     The Board of Directors is not proposing these amendments to the Articles of Incorporation and Bylaws in response to any specific effort to accumulate shares of the Company's common stock or to otherwise change control of the Company. These amendments will not, and are not intended to, prevent a purchase of all or a majority of the Company's common stock, nor are they intended to deter bids for such stock. However, the Board of Directors believes that these changes will discourage disruptive tactics and encourage persons who may seek to acquire control of the Company to initiate such an acquisition through negotiations with the Board of Directors. The Board of Directors believes that it will, therefore, be in a better position to protect the interest of all shareholders and shareholders will have a better opportunity to evaluate any such action.

     Shareholders should note that the Amended Articles and Amended Bylaws may make it more difficult or time-consuming to change the composition of the Board of Directors and, therefore, may have the effect of preserving the incumbent management. Takeovers or changes in the board of directors of a company that are accomplished without the prior consent of the board of directors are not necessarily detrimental to the best interests of shareholders. If the Amended Articles and Amended Bylaws are adopted, then two annual shareholders' meetings, rather than one, will be required to effect a change in the majority of the Board of Directors. This may have the effect of discouraging tender offers for all or a portion of the Company's common stock, proxy contests or other take-over related actions, even though some or a majority of the shareholders may believe such actions to be beneficial. To the extent a potential acquirer of the Company is so deterred by these provisions of the Amended Articles and Amended Bylaws, shareholders could be deprived of opportunities to sell their shares at a premium above the existing market price.

     Because no more than three directors will be elected in any given year after 1997, the classification of the Board will effect the voting power of shareholders exercising their right of cumulative voting under Nebraska law at the annual meeting. The effect of a classified board is to increase the number of votes required to be cumulated in order to place a particular nominee on the Board. However, because of the increase in the size of the Board from three to eight (see "Increase in Number of Directors," above), the number of shares of common stock that would currently be required to be cumulated in order to place a nominee on the Board (86,692) would not change as a result of the adoption of a classified board except in those years in which only two persons are nominated for the Board. If the number of directors is increased to eight, then in 1998 and every third year thereafter only two persons will be nominated to the Board of Directors. In those years a shareholder will need to own 115,590 shares of common stock in order to elect one person as a director of the Company, assuming that all outstanding shares of the Company's common stock were cumulated and voted.

     Transactions with Directors and Officers. The existing Articles of Incorporation of the Company provide that contracts or transactions between the Company and any of its directors, officers or entities in which such directors or officers have an interest would be valid as long as such contract or transaction had been disclosed to or known by the Board. The Nebraska Act, as amended in 1995, now requires that such a transaction will be valid if it is (i) approved by a majority of disinterested members of the board of directors, (ii) approved by shareholders holding two-thirds of the outstanding shares which are not beneficially owned by the director who has entered into the transaction with the Company or (iii) is judicially determined to be fair to the corporation. The Board has proposed this amendment in order to conform the provisions of the Company's Articles of Incorporation with the current provision of the Nebraska Act. Accordingly, the Amended Articles require that contracts or transactions between the Company and directors or officers (i) meet the requirements of Section 21-20,114 of the Nebraska Act dealing with approval by disinterested directors, (ii) meet the requirements of Section 21-20,115 of the Nebraska Act dealing with approval by shareholders or (iii) be established to be fair to the Company.

     Limitation on the Liability of Directors/Indemnification. The Amended Articles provide that a director of the Company will not be liable to the Company or its shareholders other than for (i) the amount of any wrongfully received financial benefit, (ii) intentional infliction of harm on the Company or its shareholders, (iii) an unlawful dividend or other distribution or (iv) intentional violation of criminal law. In addition, under the Amended Articles and Amended Bylaws, the Company will also indemnify the directors and officers against liability to the fullest extent allowed under law. The Nebraska Act provides that a corporation may indemnify a director against liabilities arising in connection therewith as long as the director (i) conducted himself in good faith, (ii) reasonably believed that his conduct was in the best interest of the corporation or not opposed thereto and (iii) had no reasonable grounds to believe that his conduct was unlawful.

     The proposals to amend the Articles of Incorporation and Bylaws to limit directors' liability and provide for indemnification of directors and officers are being made to allow the officers and directors of the Company the full protections afforded under the Nebraska Act. It is not in response to any pending or threatened shareholder derivative action involving the Company or other attempt to impose personal liability on the directors or officers of the Company. The directors recognize that they have a personal interest in having these provisions included in the Amended Articles and Amended Bylaws, but believe that the adoption of these proposals will enhance the Company's ability to attract and retain qualified directors and officers and allow them to make the business decisions which are in the best long-term interests of the Company.

     Method of Nominating Directors. Neither the current Articles of Incorporation or the current Bylaws specify the manner in which persons are to be nominated to serve on the Board of Directors. The Amended Bylaws provide that both the Executive Committee and shareholders may make nominations to the Board of Directors and requires that shareholders receive notice of all such nominations.

     Manner in which the Board and Executive Committee May Act. The Amended Bylaws make several changes to the manner in which the Board of Directors and the Executive Committee are allowed to operate. Under the current Bylaws, a majority of the Board constitutes a quorum for a meeting. However, if a meeting is held at which all members of the Board are not present (even though a quorum is established), any action taken at such meeting must be ratified in writing by each member that was unable to attend the meeting. The effect of this provision is to give a veto power to any board member who is unable or unwilling to attend an otherwise duly called and constituted meeting of the Board. In the opinion of the Board, it is not in the best interest of the Company or its shareholders to allow a single director to have such an ability, especially in light of the proposed increase in the number of directors. In effect, this provision, when combined with the right to place a director on the Board of Directors through cumulative voting, could give a shareholder holding a relatively small number of shares the ability to veto any corporate action or use the threat of such veto to gain concessions from the Company which may not be in the best interest of all shareholders. Accordingly, the Amended Bylaws eliminate the requirement that a director ratify any actions taken at a meeting of the Board of Directors which he or she did not attend.

     The existing Bylaws provide that the Executive Committee may only act by the unanimous consent of its members. The Amended Bylaws will establish that a majority of the members of the Executive Committee will constitute a quorum for a meeting of the Executive Committee and that a majority of the members of the Executive Committee who are present at a meeting may take action. Again, the Board of Directors believes that the provisions of the existing Bylaws are not in the best interests of the Company or its shareholders in that they may be used to retard the ability of the Executive Committee to act.

     Membership of Executive Committee. The existing Bylaws provide that the Board of Directors will appoint from among those of its members recommended by the shareholders an Executive Committee consisting of from two to five persons. The Amended Bylaws allow the Board of Directors to appoint the members of an Executive Committee without soliciting the recommendation of shareholders. The practice of soliciting shareholder recommendations for the Executive Committee is not required by law and is inconsistent with the practice of most other public corporations. In addition, by giving the Board of Directors the ability to determine the make-up of the Executive Committee, the Amended Bylaws avoid subjecting the Company to the expense and effort required to call and conduct a meeting of the shareholders each time the Board wishes to change the make-up of the Executive Committee.

     The current Bylaws do not allow the Board of Directors to change the make up of the Executive Committee and provide that in the event of a vacancy on the Executive Committee, the remaining members of the Executive Committee will fill the vacancy rather than the Board of Directors. The Board of Directors is of the view that the make up of the Executive Committee should be controlled by the Board of Directors. Accordingly, the Amended Bylaws provide the Board of Directors with the ability to remove members of the Executive Committee and fill any vacancies on the Executive Committee.

     Procedures for Amending Bylaws. The existing Bylaws of the Company allow the directors to amend the Bylaws except for Sections 1 and 2 of Article II and Sections 1, 2, 3 and 4 of Article III. In general these excluded provisions deal with the composition and powers of the Board of Directors and the Executive Committee. See Exhibit B. The Board of Directors believes that it would be in the best interest of the Company and its shareholders for the Board of Directors to adopt amendments to the Company's Bylaws from time to time that it determines to be necessary without having to incur the expense and effort to conduct a meeting of the shareholders. Therefore, the Amended Bylaws allow the Board to amend any provisions thereof. However, under the Amended Bylaws, the right of the shareholders to amend the Amended Bylaws is retained.

     ADOPTION OF AMENDED ARTICLES AND AMENDED BYLAWS. Under Nebraska law, the adoption of the Amended Articles requires the affirmative vote of the holders of two-thirds of all of the issued and outstanding shares of the Company's common stock entitled to vote at the annual meeting, whether or not such shares are represented at the annual meeting. Certain of the proposed amendments to the existing Bylaws may only be adopted with the approval of a majority of the issued and outstanding shares of common stock. In addition, the adoption of those provisions of the Amended Bylaws relating to (i) the number of directors making up the entire Board of Directors and (ii) the classification of the Board of Directors will be conditioned on the Amended Articles becoming effective as provided in the Nebraska Act. If the Amended Articles are approved by the shareholders, they will become effective upon filing with the Secretary of State of the State of Nebraska, which is expected to be accomplished as soon as practicable after shareholder approval is obtained.

THE BOARD OF DIRECTORS BELIEVES THAT IT IS IN THE BEST INTEREST OF THE COMPANY AND ITS SHAREHOLDERS TO ADOPT THE AMENDED ARTICLES AND THE AMENDED BYLAWS AND IS RECOMMENDING THAT THE AMENDED ARTICLES AND THE AMENDED BYLAWS BE APPROVED BY THE SHAREHOLDERS.


                               VOTING AT MEETING

     As of May 12, 1997, the Company has outstanding 346,767 shares of $5 par value common stock. No other class of stock has been issued by the Company.

     In voting for directors, each share of common stock is entitled to one vote for each director to be elected. However, shareholders have the right to cumulate their votes for the election of directors. In cumulating votes, the number of votes which each shareholder may cast is determined by multiplying the number of shares held by the number of directors to be elected. All of such votes may be cast for any one nominee or such votes may be distributed among the nominees. Any shareholder desiring to exercise his or her right of cumulative voting shall give written notice of intent to do so to the Secretary of the Company at least 30 days before the meeting or within five days after notice of the meeting is mailed, whichever is later (but in no event less than ten days before the meeting). Upon receipt of such notice, the Secretary shall immediately give notice to the other shareholders and such other shareholders shall each have the right to cumulate their votes and cast them as they see fit without giving further notice to the Secretary.

     All shares represented by properly executed and unrevoked proxies will be voted at the meeting in accordance with the instructions given therein. Where no instructions are indicated, such proxies will be voted "FOR" each of the proposals set forth in this Proxy Statement for consideration at the annual meeting. Shares of common stock entitled to vote and represented by properly executed, returned and unrevoked proxies will be considered present for determining a quorum at the annual meeting, including shares with respect to which votes are withheld, abstentions are cast and there are broker nonvotes. A vote of the majority of shares represented, either in person or by proxy, at the annual meeting is required for the election of directors. A vote of a majority of the issued and outstanding shares of common stock is required to approve the Amended Bylaws and a vote of two-thirds or more of the issued and outstanding shares of common stock is required to approve the Amended Articles.


                   OTHER MATTERS TO COME BEFORE THE MEETING

     If any matters not referred to in this proxy statement come before the meeting, the persons named in the proxies will vote the shares represented thereby in accordance with their judgment. The directors are not aware that any matters other than those set forth in this proxy statement will be presented for action at the meeting.

                             SHAREHOLDER PROPOSALS

     If any shareholder desires to submit a proposal to be included in the proxy statement for the Company's 1998 annual meeting, such proposal must be received at the offices of the Company on or before January 17, 1998. The inclusion of any such proposal in such proxy statement will be subject to the requirement of the proxy rules adopted by the Securities and Exchange Commission.

               COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following report and the Performance Graph shall not be incorporated by reference into any such filings.

A.   Report of the Executive Committee on Executive Compensation

COMPENSATION PHILOSOPHY

     The Executive Committee for the Company, the members of which are also the members of the Executive Committee for the Bank, sets the compensation of the officers of the Company and the Bank. Information presented herein is presented on a consolidated basis. The Company compensates its executive officers in amounts which are competitive, consistent with its business objectives, and commensurate with the experience level of its executive officers. The goal of the Company's compensation policy is to attract, retain and reward executive officers who contribute to the long-term success of the Company. The Executive Committee considers midwest regional financial institutions and selected local employers in determining competitive base salaries.

     Executive officers are rewarded based upon corporate performance, business unit performance and individual performance. Corporate performance and business unit performance are evaluated by reviewing the extent to which strategic and business goals are met, including such factors as operating profit and asset growth. Individual performance is evaluated by reviewing contributions to corporate goals. In all cases, the condition of the economy relative to the Company's lines of business and the performance of competitors is also taken into consideration in order to determine the relative performance of each individual and the Company.

PRIMARY ELEMENTS OF COMPENSATION

     The Company has had a history of using a simple total compensation package that consists of cash and benefits. Having a compensation program that allows the Company to successfully attract and retain key employees permits it to provide useful products and services to customers, enhance shareholder value, motivate innovation, foster teamwork, and adequately reward employees. Currently, the primary elements of the executives' total compensation program are base salary, annual cash incentives, and long-term cash incentives.

     With respect to the base salary and cash incentive bonuses granted to the executive officers in 1996, the Executive Committee took into account the Company's success in meeting a variety of financial and nonfinancial performance goals. These goals include: growth in earnings; the rate of return on assets; the rate of return on shareholder's equity; the growth in assets and fee income; degree of market share; quality of assets; various measures of productivity and efficiency; development and execution of business strategies; the identification and implementation of acquisition plans; and the introduction of new technologies, products and services.

BASE SALARY

     The Executive Committee sets base salary for executive officers by reviewing individual performance, professional experience, position with the Company, and base salary levels paid by similarly situated companies. The Executive Committee believes that the Company's base salaries are generally commensurate with the base salaries of similar financial institutions and local employers.

     Base salary is included in the amount reported in column (c) of the Summary Compensation Table of this proxy statement and consists of amounts paid by the Bank and the Company. This base salary is determined by the Executive Committee in December of the year prior to the period it is earned. For example, the base salary earned as indicated in column (c) of the Summary Compensation Table for 1996 was determined by the Executive Committee in December, 1995.

ANNUAL CASH INCENTIVES

     The Executive Committee awards cash incentive bonuses in January of each year to executive officers based on their performance with respect to individual goals and to the Company's financial goals and the Company's performance relative to its competitors. Specifically, in 1996, Company goals were to earn a 15% rate of return on shareholders' equity; increase assets by 15%; and increase earnings by 15%. Depending upon the performance relative to these guidelines, executive officers are given raises in line with those received by other officers and bonuses as appropriate for the Company's performance. In 1996, the Company earned a 15.4% rate of return on shareholders' equity and managed assets increased by 12.7% . However, earnings decreased by 14.6% between 1995 and 1996. Current cash bonuses for 1996 were adjusted to account for performance in each area and were paid in January 1997.

LONG-TERM CASH INCENTIVES

     The Executive Committee awards long-term cash incentive compensation under two separate plans, which are subject to vesting schedules, to establish long-term incentives for the executive officers.

     Cash incentives awarded under the first plan, which are included in column
(d) of the Summary Compensation Table, are subject to a 7-year vesting schedule and are payable upon retirement, death, or total disability. This cash incentive plan is to provide additional incentive to senior management to increase earnings of the Company on a long term basis. Participation in the plan is limited to key executives as determined by the Executive Committee. The Executive Committee determines at the beginning of each Plan Year the participants, if any, and the share each participant shall receive for the Plan Year in the total incentive pool. The incentive pool is determined by the Executive Committee and is based upon the level of achievement by the Company of the financial goals as set forth above for the related Plan Year.

     In 1996, each of the Company's executive officers received deferred cash compensation based on the prior year's performance. For example, in January 1996, each executive officer listed on the Summary Compensation Table received a deferred cash payment based on the Company performance and their individual performance in 1995. This annual incentive compensation, included as a portion of the amounts in column (d) of the Summary Compensation Table, is discretionarily determined by the Executive Committee based upon the Company meeting its financial goals as set forth above and upon individual contribution to the Company's performance.

     Cash incentives awarded under the second plan, which are also included in column (d) of the Summary Compensation Table, are subject to a 5-year vesting schedule and are payable upon retirement, termination, disability, or death. Cash incentives under this plan are awarded to plan participants which historically have included the executive officers of the Company. The Executive Committee discretionarily determines which employees and officers shall be entitled to participate in the Plan. Historically, this amount has been based upon the current salary, for the Plan Year, of each participant and has not been determined based upon Company performance or individual performance. No amounts were awarded under this plan in 1995 and 1996.

                                                        F. Phillips Giltner
                                                        Bruce R. Lauritzen

B.   SUMMARY COMPENSATION TABLE

The following table sets forth total compensation paid by the Company and the Bank to certain of their executive officers for the years 1996, 1995 and 1994. Mssrs. Eliopoulos, Henry, O'Neal, and Walker are executive officers of the Bank only.


                                                               Annual Compensation
                                             -----------------------------------------------------

                                                                                         Other
                                                                                        Annual     All Other
                                                                                        Compen-     Compen-
                                                                Salary      Bonus       sation      sation
                    Name and Principal Position         Year     ($)         ($)         ($)         ($)
-----------------------------------------------------------------------------------------------------------------
                    ------------(a)------------          (b)     (c)         (d)         (e)         (i)
F. Phillips Giltner
  Chairman of the Board, the Company and
   the Bank; Secretary, the Company                     1996   419,729       399,074 (1)  61,286 (4)  4,604 (5)
  Chairman of the Board, the Company and
   the Bank; Secretary, the Company                     1995   403,727       417,464 (2)  34,239      4,403
  Chairman of the Board, the Company and
   the Bank; Secretary, the Company                     1994   407,546       435,406 (3)  26,319      8,402

Bruce R. Lauritzen
  President/Treasurer, the Company and
   President, the Bank                                  1996   379,853       385,632 (1)  65,185 (4)
  President/Treasurer, the Company and
   President, the Bank                                  1995   355,386       402,426 (2)  23,291
  President/Treasurer, the Company and
   President, the Bank                                  1994   348,160       415,467 (3)  19,883

Elias J. Eliopoulos
  Executive Vice President, the Bank                    1996   211,613       291,775 (1)   5,899 (4)
  Executive Vice President, the Bank                    1995   203,280       282,555 (2)   6,025
  Executive Vice President, the Bank                    1994   147,087       287,793 (3)   3,206

J. William Henry
  Executive Vice President, the Bank                    1996   211,613       285,112 (1)   7,200 (4)
  Executive Vice President, the Bank                    1995   203,280       292,065 (2)   7,375
  Executive Vice President, the Bank                    1994   193,500       292,988 (3)   7,643

Dennis A. O'Neal
  Executive Vice President, the Bank                    1996   211,613       285,115 (1)  13,097 (4)
  Executive Vice President, the Bank                    1995   203,280       294,669 (2)  15,235
  Executive Vice President, the Bank                    1994   193,500       292,994 (3)  20,019

Charles R. Walker
  Executive Vice President, the Bank                    1996   211,613       279,699 (1)   3,853 (4)
  Executive Vice President, the Bank                    1995   203,280       291,965 (2)   6,716
  Executive Vice President, the Bank                    1994   193,500       292,788 (3)   4,282

_______________
  (1) Includes deferred compensation allocated to a participant account pursuant to an incentive plan based on the previous year's performance in the following amounts: F. Phillips Giltner, $104,208; Bruce R. Lauritzen, $94,926; Elias J. Eliopoulos, $109,128; J. William Henry, $101,156; Dennis A. O'Neal, $101,156; Charles R. Walker, $95,843. All such amounts are subject to a 7-year vesting schedule and are payable in cash only upon retirement, upon death, or upon total disability.

  (2) Includes compensation allocated to a participant account pursuant to an incentive plan in the following amounts: F. Phillips Giltner, $122,598; Bruce
R. Lauritzen, $111,720; Elias J. Eliopoulos, $102,908; J. William Henry, $108,109; Dennis A. O'Neal, $110,710; Charles R. Walker, $108,109. All such amounts are subject to a 7-year vesting schedule and are payable in cash only upon retirement, upon death, or upon total disability.

  (3) Includes compensation allocated to a participant account pursuant to an incentive plan in the following amounts: F. Phillips Giltner, $120,540; Bruce
R. Lauritzen, $109,760; Elias J. Eliopoulos, $106,500; J. William Henry, $109,075; Dennis A. O'Neal, $109,075; Charles R. Walker, $109,075. All such amounts are subject to a 7-year vesting schedule and are payable in cash only upon retirement, upon death, or upon total disability. Includes compensation allocated to a participant account pursuant to another incentive plan in the following amounts: F. Phillips Giltner, $19,866; Bruce R. Lauritzen, $16,707; Elias J. Eliopoulos, $6,293; J. William Henry, $8,913; Dennis A. O'Neal, $8,919; Charles R. Walker, $8,713. All such amounts are subject to a 5-year vesting schedule and are payable in cash upon retirement, termination, disability, or death.

  (4) Includes the following amounts: F. Phillips Giltner, $34,003 for legal fees paid; Bruce R. Lauritzen, $57,889 for travel expenses paid; Elias J. Eliopoulos, $4,458 for travel expenses paid; J. William Henry, $4,500 auto stipend paid and $2,400 for social club memberships paid; Dennis A. O'Neal, $4,800 for social club memberships paid, $4,875 for auto stipend paid; Charles
R. Walker, $2,895 for social club memberships paid.

  (5) A premium of $4,604 paid on a life insurance policy which, pursuant to a split dollar agreement, currently has no cash surrender value to F. Phillips Giltner.

C.   DEFINED BENEFIT PENSION PLAN

     The Bank's pension plan is a noncontributory defined benefit pension plan (the "Pension Plan"). Contribution amounts cannot be readily determined with respect to individual Pension Plan participants. In 1996, no contributions to the Pension Plan were required, and, therefore, none were made because the Pension Plan was fully funded.

     Benefits payable at "normal retirement" (age 65) are determined by a formula which is: 1.25% of final average monthly salary (the highest average using 60 consecutive months out of the last 120 months of employment) plus .42% of the excess of final average salary over the social security wage base, times years of credited service. The amount payable is subject to limits established by federal law. This amount is paid in full at normal retirement. Early retirement benefits are available, at actuarially reduced amounts, at any age between 55 and 65; provided, however, there is no reduction if a person has 40 or more years credited service. If credited service exceeds 40 years, an actuarial increase of up to 4.25% will be substituted for each credited year of service over 40. If a Pension Plan participant terminates before eligibility for retirement benefits, the participant may be vested in some or all of his or her accrued benefit, deferred to normal retirement (or an actuarially reduced amount if payments start early). Vesting in the Pension Plan is determined by a method termed "Five Year Cliff" vesting (no vesting until five years of service have been completed, excluding years of service before the participant's 18th birthday, then 100% vested after the five year period).

     Benefits determined by the formula above are straight-life annuity amounts. Joint and survivor annuities, on an actuarially equivalent basis, are provided for by the Pension Plan.

     The table below (the "Pension Table") shows estimated annual benefits payable on a straight-life annuity basis under the Pension Plan to a Bank employee upon retirement on December 31, 1996 at age 65 with indicated coverage, final compensation and periods of service. Estimated benefits for salaries over $150,000 are the same as for a $150,000 salary, because of limitations imposed by federal law. The current $120,000 limit, as set by federal law for defined benefit plans, has been reflected in the Pension Table.

      Annual
      Average                        Years of Service
                   --------------------------------------------------
      Covered
   Remuneration      15 Years  20 Years  25 Years  30 Years  35 Years
   ------------      --------  --------  --------  --------  --------
      $125,000        $27,362   $36,483   $45,604   $54,725   $63,846
       150,000         33,625    44,833    56,042    67,250    78,458
       175,000         33,625    44,833    56,042    67,250    78,458
       200,000         33,625    44,833    56,042    67,250    78,458
       225,000         33,625    44,833    56,042    67,250    78,458
       250,000         33,625    44,833    56,042    67,250    78,458
       300,000         33,625    44,833    56,042    67,250    78,458
       400,000         33,625    44,833    56,042    67,250    78,458
       450,000         33,625    44,833    56,042    67,250    78,458
       500,000         33,625    44,833    56,042    67,250    78,458

     Remuneration covered by the Pension Plan and included in the Pension Table above is basic salary only. Thus, remuneration covered by the Pension Plan is part of the cash compensation reported in column (c) of the Summary Compensation Table for the executive officers named above. The amounts in the Pension Table are not subject to any deductions for Social Security benefits or other offsets.

     The amounts of covered remuneration paid in 1996 and the number of years of credited service (total years of service, if different, are noted) for the executive officers named above as of December 31, 1996 were: F. Phillips Giltner -- $392,529 - 32.75; Bruce R. Lauritzen -- $357,653 - 29.25; Elias J.
Eliopoulos -- $204,413 - 27.75; J. William Henry -- $204,413 - 32.25; Dennis A.
O'Neal -- $204,413 - 15; Charles R. Walker -- $204,413 - 13. See the Pension Table above.

D.   Committee Interlocks and Insider Participation

     The Executive Committee, which currently consists of F. Phillips Giltner and Bruce R. Lauritzen, fixes the compensation of the officers of the Company and the Bank. In addition to their positions with the Company and the Bank, F. Phillips Giltner and Bruce R. Lauritzen also hold the following positions with the Company's subsidiaries:

                              F. Phillips Giltner
                              -------------------
          Credit Card Finance Corporation, Chairman and Director
          First National Credit Corporation, Chairman and Director First National of Colorado, Inc., Chairman and Director

                              Bruce R. Lauritzen
                              ------------------
          First National of Colorado, Inc., President and Director First National Bank (Ft. Collins, CO), Director
          Union Colony Bank (Greeley, CO), Director
          The Bank of Boulder (Boulder, CO), Director

E.   Compensation of Directors

     Although the Company does not compensate its directors, the Bank paid each director a fee of $600 per month in 1996 for their service as a director. Directors fees are included in column (c) of the Summary Compensation Table.

F.   Employment Contracts and Termination of Employment Arrangements

     Employment agreements exist between the Company and F. Phillips Giltner and Bruce R. Lauritzen with respect to their employment in the positions indicated in the Election of Directors section. The agreements generally provide for an annual base salary which is adjusted in such amounts and at such times as may be determined by the Executive Committee and, in the event of the employee's termination of employment by reason of death, certain benefits to be paid to a designated beneficiary of the employee. Such benefits will include one year of the employee's current compensation which will be equal to the sum of (i) employee's direct annual compensation being received from the Company upon such termination, (ii) the employee's base compensation being received from the Bank upon such termination, and (iii) the bonus received from the Bank for the year immediately prior to his death, payable in not more than sixty (60) equal monthly installments. In the event the employee's employment is terminated by reason of disability, the employee will be paid an amount approximately equal to two-thirds of the sum of the three items listed above adjusted annually by a percentage equal to the average increase in direct compensation paid to officers of the Company and the Bank, which payments will continue until the employee is entitled to receive retirement benefits from the pension plan of the Bank or the Company. During 1996, $20,000 and $15,000 were the annual base salaries paid by the Company pursuant to the employment agreement to F. Phillips Giltner and Bruce R. Lauritzen, respectively. No formal employment agreements exist between the Bank and Bruce R. Lauritzen and F. Phillips Giltner.

     The Bank has a deferred compensation plan for Mr. F. Phillips Giltner. He will begin to receive payments on December 15, 1999.

G.   Performance Graph

     The following graph illustrates the cumulative total return to shareholders for the five-year period ended December 31, 1996, for First National of Nebraska's common stock, the Standard and Poor's 500 Stock Index (S&P 500 Index), and an original and revised group of peer bank holding companies that First National of Nebraska considers its primary local and regional competitors. The original competitive peer group consists of: Commerce Bancshares, Inc. and United Missouri Bancshares, Inc. both of Kansas City, Missouri; and Norwest Corporation and First Bank Systems, Inc., both of Minneapolis, Minnesota; and Firstier Financial, Inc. of Omaha, Nebraska through 1995. During 1996, Firstier Financial, Inc. was acquired by First Bank Systems, which is also included in the competitive peer group. The revised competitive peer group consists of:
Commerce Bancshares, Inc. and United Missouri Bancshares, Inc. both of Kansas City, Missouri; and Norwest Corporation and First Bank Systems, Inc., both of Minneapolis, Minnesota; Firstar Corporation of Milwaukee, Wisconsin; First Commerce Bancshares of Lincoln, Nebraska; Commercial Federal Corporation of Omaha, Nebraska; and BancOne Corporation of Columbus, Ohio. The competitive peer group index was revised to broaden the composition of competitors included in the peer group index. The cumulative total return to shareholders for the competitive peer group is weighted according to the respective issuer's market capitalization. This graph assumes an initial investment of $100.00 in the indices presented and in the Company's common stock on December 31, 1991 and reinvestment of dividends.


                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN


LINE GRAPH DEPICTING:

                                   1992     1993       1994      1995      1996
REVISED COMPETITIVE PEER GROUP     $ 124    $ 138      $ 134     $ 184     $ 221
FIRST NATIONAL OF NEBR             $ 159    $ 230      $ 271     $ 327     $ 322
ORIGINAL COMPETITIVE PEER GROUP    $ 124    $ 137      $ 140     $ 187     $ 223
S&P 500 INDEX                      $ 108    $ 118      $ 120     $ 165     $ 203

                   INFORMATION CONCERNING CERTAIN INTERESTS
                               AND TRANSACTIONS

     In addition to his role and ownership position with the Company and its subsidiaries during 1996, Bruce R. Lauritzen served as an officer and director of, and owned more than 10% equity interest in, numerous other banks and corporations.

     Such banks and other affiliates have had normal business relationships with the Bank. In the course of such normal business relationships, such banks paid fees to the Bank for data processing services. Charges for these data processing services were at normal rates and approximated $683,000 in 1996.

     During 1996, banking subsidiaries of the Company had loan transactions in the ordinary course of business with some of the Company's directors and officers, and some of the subsidiaries' directors and officers. Such loans did not involve more than the normal risk of collectibility, present other unfavorable features or bear lower interest rates than those prevailing at the time for comparable transactions with unaffiliated persons.

     On April 29, 1997, the Company entered into agreements with Mutual of Omaha Insurance Company and United of Omaha Life Insurance Company (the "Sellers") to acquire 11,767 shares of the Company's common stock for its own account and 2,750 shares of the Company's common stock for the account of the Company's Senior Management Incentive Plan at a purchase price of $3,600 per share. The purchase price was negotiated at arm's length and reflected the fair market value of the Company's common stock as of the date of the agreements. The consummation of the purchase by the Company for its own account is subject to the receipt of all necessary regulatory approvals. In addition, Lauritzen Corporation is purchasing 10,000 shares and Bruce R. Lauritzen is purchasing 483 shares from the Sellers all at $3,600 per share. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT." The transactions are expected to close on or before June 30, 1997. As of the date of the agreements, the Sellers collectively owned approximately 8.5% of the issued and outstanding shares of the Company's common stock. Upon consummation of such transactions, the Sellers will beneficially own approximately 1.3% of the Company's issued and outstanding common stock.

                     COMMITTEES OF THE BOARD OF DIRECTORS

     The Company does not have standing nominating, audit or compensation committees of the Board of Directors. The Executive Committee fixes the compensation of the officers of the Company, and the Board of Directors otherwise performs the functions that such committees would normally perform. The Board of Directors held eight meetings and executed twelve unanimous consents in lieu of meetings during 1996. The Executive Committee executed one unanimous consent and held several ad hoc Executive Committee meetings during 1996.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the beneficial ownership of the common stock of the Company by all officers, directors, and nominees for directors individually, by officers and directors of the Company and the Bank as a group and by all persons known to management of the Company to be the beneficial owners of more than 5% of the Company's common stock. Unless otherwise noted, the named shareholders have sole investment and voting power with respect to all shares listed.

Name and Address                                         Amount and Nature of                                Percent
Of Beneficial Owner                                      Beneficial Ownership                               of Class
-------------------                                      --------------------                               --------
John R. Lauritzen                                            160,736 (1,3)                                  46.4%
First National Bank
First National Center
Omaha, NE  68102

Bruce R. Lauritzen                                            27,652 (2,3)                                   8.0%
First National Bank
First National Center
Omaha, NE  68102

Thomas L. Davis                                               42,036 (4)                                    12.1%
c/o Trust Department
First National Bank
First National Center
Omaha, NE  68102

F. Phillips Giltner                                            9,366                                         2.7%
First National Bank
First National Center
Omaha, NE  68102

Elias J. Eliopoulos                                              302                                         *
First National Bank
First National Center
Omaha, NE  68102

J. William Henry                                                  30                                         *
First National Bank
First National Center
Omaha, NE  68102

Dennis A. O'Neal                                                  40                                         *
First National Bank
First National Center
Omaha, NE  68102

Charles R. Walker                                                105                                         *
First National Bank
First National Center
Omaha, NE  68102

Margaret M. Lauritzen                                            540                                         *
First National Bank
First National Center
Omaha, NE  68102

Daniel K. O'Neill                                                  0                                         *
Lauritzen Corporation
First National Center
Omaha, NE  68102

All Officers and Directors of                                182,488 (5)                                    52.6%
    the Company and the Bank
    as a group (29 persons)

Mutual of Omaha Insurance Company                             17,000 (6)                                     4.9%
United of Omaha Life Insurance Company                        12,420 (6)                                     3.6%
Dodge at 33rd
Omaha, NE  68131

________________

           1. 4,922 sole investment and voting power; 73,596 voting and investment power through control of the Lauritzen Corporation; 52,286 Elizabeth
D. Lauritzen, spouse, has sole investment and voting power; 29,932 spouse shares investment and voting power with the Bank. On April 29, 1997, Lauritzen Corporation entered into an agreement with Mutual of Omaha Insurance Company and United of Omaha Life Insurance Company to acquire 10,000 shares of the Company's common stock, subject to certain conditions. Upon consummation of such acquisition (and the purchase of shares by the Company described in footnote 6), John R. Lauritzen will beneficially own 170,736 shares of the Company's common stock (83,596 through control of Lauritzen Corporation) which will represent approximately 51.0% of the then issued and outstanding shares.
           2. Sole investment and voting power 9,022; investment and voting power shared with spouse and minor child 640; right to receive dividends and proceeds 16,516; voting power of shares owned by Lauritzen companies pension plan 1,474. On April 29, 1997, Bruce R. Lauritzen entered into an agreement with United of Omaha Life Insurance Company to acquire 483 shares of the Company's common stock. Upon consummation of such acquisition (and the purchase of shares by the Company described in footnote 6), Bruce R. Lauritzen will beneficially own 28,135 shares of the Company's common stock which will represent approximately 8.4% of the then issued and outstanding shares.
           3. Some of the shares reported for John R. Lauritzen and Bruce R. Lauritzen are included twice. The total number of shares beneficially owned by them, without duplication, is 170,398 or approximately 49.1% of the issued and outstanding shares. After the consummation of the purchase of shares described in footnotes 1, 2 and 6, the total number of shares beneficially owned by John
R. Lauritzen and Bruce R. Lauritzen, without duplication, will be 180,836 or approximately 54.0% of the then issued and outstanding shares.
           4. Sole investment and voting power 29,600; voting power no other interest 12,436.
           5. In addition, employee benefit plans of the Bank own 11,747 shares of the Company's common stock which represents approximately 3.4% of the issued and outstanding shares. On April 29, 1997, the Bank's Senior Management Incentive Plan entered into an agreement with United of Omaha Life Insurance Company to acquire 2,750 shares of the Company's common stock. Upon consummation of such acquisition (and the purchase of shares by the Company described in footnote 6), employee benefit plans of the Company and the Bank will beneficially own 14,497 shares of the Company's common stock which will represent approximately 4.3% of the then issued and outstanding shares.
           6. On April 29, 1997, Mutual of Omaha Insurance Company and United of Omaha Life Insurance Company (the "Sellers") entered into various agreements to sell a total of 25,000 shares of the Company's common stock. Upon consummation of such sale, the Sellers will beneficially own less than 5% of the Company's issued and outstanding common stock. See "INFORMATION CONCERNING CERTAIN INTERESTS AND TRANSACTIONS." Of such shares, 11,767 will be sold to the Company for its own account, subject to certain conditions. If such sale is consummated, such shares will no longer be outstanding and, accordingly, all ownership percentages in the foregoing table will be proportionately increased.

           * Represents less than 1% of the issued and outstanding shares of the Company's common stock.

                        INDEPENDENT PUBLIC ACCOUNTANTS

         Deloitte & Touche are the principal accountants for the Company and are expected to continue in that capacity during 1997. It is not anticipated that a representative of that firm will attend the annual meeting of shareholders of the Company.

                             COST OF SOLICITATION

         The cost of soliciting proxies, which includes printing, postage, mailing and legal fees, will be paid by the Company.

         THE ANNUAL REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 1996 MAY BE OBTAINED WITHOUT CHARGE BY EACH PERSON WHOSE PROXY IS SOLICITED BY WRITTEN REQUEST TO THE COMPANY. SUCH REQUEST SHOULD BE DIRECTED TO F. PHILLIPS GILTNER, ONE FIRST NATIONAL CENTER, OMAHA, NE 68102.

First National of Nebraska, Inc.                PROXY
One First National Center
16th and Dodge Streets
Omaha, NE  68102


                  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints F. Phillips Giltner or Bruce
                  R. Lauritzen, or either of them, as Proxies with full power of substitution to represent the undersigned and to vote, as designated below, all of the shares of common stock of First National of Nebraska, Inc. held of record by the undersigned at the annual meeting of that Corporation to be held on June 18, 1997 and any adjournment thereof.

1.  ELECTION OF DIRECTORS           FOR all persons listed below [_]                     AGAINST all persons listed below [_]
                                    (except as marked to the contrary below)

    INSTRUCTION           To vote against any individual person, cross out the person's name in the list below.
                           F. Phillips Giltner,      Bruce R. Lauritzen,       Elias J. Eliopoulos,        Margaret M. Lauritzen

                           J. William Henry,         Dennis A. O'Neal,         Charles R. Walker,          Daniel K. O'Neill

2.  AMENDMENT OF ARTICLES OF INCORPORATION
         FOR amendment and restatement of Articles of Incorporation [_] AGAINST amendment and restatement of Articles of Incorporation [_]
         ABSTAIN                                                        [_]



3.  AMENDMENT OF BY-LAWS
         FOR amendment and restatement of By-Laws                       [_]
         AGAINST amendment and restatement of By-Laws                   [_]
         ABSTAIN                                                        [_]



4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

THIS PROXY, IF EXECUTED AND RETURNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

         Please sign this proxy as your name appears above. Joint owners must each sign personally. Trustees and others signing in a representative capacity must indicate the capacity in which they sign.



                                            _______________________________

                                                       (Signature)



Date:  ______________________________       _______________________________

May 12, 1997


RE:  NOTICE OF ANNUAL MEETING


     The annual meeting of shareholders of First National of Nebraska, Inc. will be held on the fourth floor of the First National Bank of Omaha Building, One First National Center, 16th and Dodge Streets, Omaha, Nebraska, on June 18, 1997 at 3:00 o'clock P.M. for the following purposes:

     1.   To elect directors for the ensuing year; and

     2. To consider proposals to amend and restate the Articles of Incorporation and the By-Laws.



                                    F. PHILLIPS GILTNER
                                    Chairman and Secretary